Exhibit 10.2

PROMISSORY NOTE

$4,000,000.00	Dripping Springs, Texas	March 19, 2012

FOR VALUE RECEIVED, HEALTHMONT OF MISSOURI, LLC, a Georgia limited liability company (“Maker”), promises to pay to the order of PIONEER BANK, S.S.B. (“Payee”), at P. O. Box 4, Dripping Springs, Texas 78620, or such other address as Payee may from time to designate, the sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) in legal and lawful money of the United States of America, together with interest thereon from date hereof at the rates describe below. Interest shall be computed on the basis of a 360 day year.

The interest rate due under this promissory note (the “Note”) commencing on the date hereof and continuing until this Note is paid in full, shall be the greater of (i) five percent (5%) per annum or (ii) Base Rate PLUS 2.0%, but shall in no event shall the interest rate ever exceed the Maximum Lawful Rate. The interest rate, shall be adjusted quarter-annually, without notice to Maker, on the 19th day of each June, September, December and March of each year with changes in the Base Rate.

The term “Base Rate”, means the interest rate most recently established and published by the Wall Street Journal as its prime interest rate. If the Wall Street Journal prime interest rate ceases to be available, Payee will choose a new interest rate index based upon comparable information. The Base Rate will automatically fluctuate upward and downward, without special notice to Maker or any other person. THE BASE RATE MAY NOT BE THE BEST OR LOWEST RATE CHARGED BY PAYEE OR A FAVORED RATE OF INTEREST, AND ANY REPRESENTATION OR WARRANTY IN THAT REGARD IS EXPRESSLY DISCLAIMED.

The term “Maximum Lawful Rate”, means the lesser of (i) the highest rate permitted by applicable Texas or United States law, or (ii) an annual rate equal to the weekly ceiling determined in accordance with the computation specified in the Texas Finance Code, as amended, as such weekly ceiling is in effect from time to time, but in no event greater than eighteen (18%) percent annually. Unless precluded by law, changes in the Maximum Lawful Rate created by statute or governmental action during the term of this Note shall be immediately applicable to this Note on the effective date of such changes.

This Note is due and payable as follows, to-wit:

Principal and interest thereon shall be amortized over a period of 25 years from March 19, 2012 through March 19, 2037 (the “Amortization Period”) and regular monthly payments of principal and interest thereon shall be recalculated each March 19, June 19, September 19 and December 19 of each year to be equal to the then principal balance of the Note at the then annual interest rate described above and then amortized over the then remaining Amortization Period, with monthly payments commencing on April 19, 2012 and continuing regularly and monthly thereafter on or before the 19th day of each month thereafter until March 19, 2037, when the entire principal amount and accrued interest thereon shall be paid in full.

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$4,000,000.00 Promissory Note

This Note is one of two Notes of Maker aggregating an amount not to exceed $5,000,000.00 arising out of a Loan Agreement dated as of March 19, 2012, as the same may be from time to time amended, entered into by Maker with Payee (the “Loan Agreement”). Payment of this Note is secured by, and the holder of this Note is entitled to the benefits of, all deeds of trust, mortgages, security agreements, assignments, lien instruments, guaranties, endorsements, or other agreements (the “Collateral Agreements”) executed or created by any person or entity (including but not limited to Maker) to secure payment of this Note. Without limiting the foregoing, the Collateral Agreements include:

A Deed of Trust, Security Agreement and Fixture Filing of even date herewith, conveying the real property more fully described on Exhibit “A” attached hereto and incorporated herein for all purposes, in trust, to Thomas Riley, as trustee for Payee.

Upon the occurrence of an Event of Default (as defined in the Loan Agreement), the holder hereof may, at its option, in so long as such Event of Default shall be continuing, declare the entirety of this Note, principal and interest, immediately due and payable, and pursue any and all other remedies available to it at law or in equity, but failure to do so at any time shall not constitute a waiver of such holder’s right to do so at any other time. Failure to exercise this option upon any default shall not constitute a waiver of the right to exercise it in the event of any subsequent defaults.

Upon the occurrence and during the continuance of any Event of Default, and after any applicable notice and grace period, at the option of Payee, the unpaid balance of this Note shall be matured, and if Maker defaults in the prompt payment of this Note when due or declared due, and this Note is placed in the hands of an attorney for collection, or suit is brought on this Note, or this Note is collected through probate, bankruptcy or other judicial proceedings, then Maker, jointly and severally if more than one, agrees and promises to pay all reasonable attorney’s fees, court costs and collection expenses incurred by Payee.

If at any time and from time to time Payee is prevented from collecting the rate of interest and the fees specified in this Note by applicable law or governmental regulation, Payee shall nevertheless be entitled to recoup the difference between the amount collected and the amount it would have otherwise been able to collect (the “Recoupment Amount”) during such period, only, when the recoupment will not violate applicable law or regulation (the “Recoupment Period”). During each Recoupment Period, Maker shall continue to pay the Maximum Lawful Rate until there has been paid under this Note, in addition to the interest at the applicable rate specified herein during such Recoupment Period, an amount equal to the Recoupment Amount. Interest collected by Payee during each Recoupment Period shall first be applied to payment of current interest due at the applicable rate specified in this Note and any remaining interest collected shall be applied to the Recoupment Amount. When Payee has recouped all of the Recoupment Amount, the interest rate payable by Maker shall revert to the applicable rate specified in this Note. In no event, however, shall the interest rate charged hereunder ever exceed the Maximum Lawful Rate and in the event of any prepayment of this Note, only that portion of the Recoupment Amount which has been earned through the date of prepayment shall be payable.

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$4,000,000.00 Promissory Note

Upon any attempt by a third party to garnish, attach, levy or otherwise assert an interest in Maker’s funds on deposit with Payee, Payee shall have the right to set off any indebtedness of Payee to Maker against the indebtedness of Maker to Payee.

Upon the occurrence of an Event of Default, and after any applicable notice and grace period, this Note and all obligations contained in any Collateral Agreements shall become immediately due at the election of Payee. Maker and each surety, endorser, guarantor and any other party liable for payment of this Note, in whole or in part, hereby severally: (i) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, dishonor, and all other waivable notices, and diligence in collecting this Note or enforcing any of the Collateral Agreements; (ii) agree to any substitution, subordination, exchange or release of any party primarily or secondarily liable for payment of this Note; (iii) agree that Payee shall not be required first to institute suit or exhaust Payee’s remedies against Maker or others liable for payment of this Note or performance under any Collateral Agreement; and (iv) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice to any of them, Payee’s failure to exercise Payee’s option to accelerate upon any default shall not constitute a waiver of the right to exercise it in the event of any subsequent default.

Limitation of Interest: Maker confirms that Maker is not aware of any violation of applicable usury laws related to this Note or any Collateral Agreement. The parties intend to conform strictly to the applicable usury laws and, to induce Payee to make a loan to Maker, Maker agrees that:

All existing or future agreements and transactions between Maker and the Payee are expressly limited so that under no circumstance shall the amount of Interest, as defined below, exceed the Maximum Lawful Rate.

If, under any possible construction of this Note or any Collateral Agreement, Excess Interest, as defined below, would otherwise be payable, any Excess Interest shall be automatically, as of the date of charging or payment, applied to a reduction of the principal balance of this Note and not to the payment of interest, or if the Excess Interest exceeds the unpaid principal balance of this Note it shall be refunded to Maker, and this Note and/or the Collateral Agreement shall be automatically reformed to reduce the Interest payable to the maximum legal rate without the necessity of execution of an amending document.

If Maker discovers that this Note or any of the Collateral Agreements may violate any applicable usury law, Maker shall notify Payee of the alleged violation and shall give Payee sixty days to cure the violation. During the sixty day notice and cure period, Maker shall not prosecute any claim or defense based upon a violation of applicable usury laws.

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$4,000,000.00 Promissory Note

To the extent not prohibited by law, all Interest shall be amortized, prorated and spread, in equal parts, over the full stated term of this Note so that the actual rate of Interest is uniform through the term of this Note.

“Excess Interest” shall mean all interest or fees charged, collected, or received in excess of the Maximum Lawful Rate of interest, including, but not limited to, those arising due to acceleration of maturity, late fees, prepayment, or demand for prepayment.

For purposes of this Limitation Of Interest section, and only this section, the term “Interest” shall be all inclusive and shall mean the amount of interest contracted for, charged, or received by Payee from Maker, or any third party, for the use, forbearance, or detention of the principal of this Note.

If any installment becomes overdue for more than five (5) days, at Payee’s option, five percent (5%) of the overdue installment amount will be charged in order to defray the expense of handling the delinquent payment.

In the event any portion of this Note is paid prior to the date such amount is due, whether such payment is made voluntarily or involuntarily (including as a result of an acceleration under the Collateral Agreements), Maker will pay to Payee, within (15) days of the Bank’s written demand, a prepayment fee equal to 5.0% of the prepaid amount received during the period commencing on the date hereof and continuing until the fifth annual anniversary date hereof. All prepayments shall be applied first to accrued but unpaid interest, and the balance applied to installments due hereon in inverse order of maturity. Maker acknowledges and agrees that it is extremely difficult and impracticable to ascertain the amount of losses that would be incurred by Payee if Maker prepays this Note as described above. Maker therefore agrees that the foregoing prepayment fees are a reasonable and bargained for understanding between the parties.

This Note shall be governed by and construed in accordance with the laws of the State of Texas.

Facsimile—An (i) electronic transmission or other facsimile of this Note and (ii) electronically generated signature on this Note, shall be deemed an original for purposes of admission into evidence of this Note and signer’s execution.

THIS NOTE AND THE INSTRUMENTS BEING EXECUTED ALONG WITH IT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

USA Patriot Act Notification. The following notification is provided to Maker pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

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$4,000,000.00 Promissory Note

Payee hereby notifies Maker that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Maker, which information includes the name and address of Maker and other information that will allow Payee to identify Maker in accordance with the Act.

MAKER:

HealthMont of Missouri, LLC

A Georgia limited liability company

By its Sole Member:

HealthMont, LLC

A Georgia limited liability company

By its Sole Member:

SunLink Health Systems, Inc.

An Ohio corporation

By: __________________________

Name: ______________________

Title: _________________________

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$4,000,000.00 Promissory Note

EXHIBIT “A”

LEGAL DESCRIPTION:

Part of Section 18, Township 47 North, Range 9 West, Callaway County, Missouri, described as follows: Commencing at an Aluminum State Monument at the Southeast corner of said Section 18’; thence North 81 degrees 44’ 27” West, 1041.05 feet to a 1/2 inch iron pin at the Southwest corner of Lot 1, of the Corrected Plat of Westminster College Subdivision, Recorded in Plat Book 8, Page 12, said point being the True Point of Beginning; thence North 89 degrees 18’ 24” East along the North right of way line of South Hospital Drive, 165.00 feet to a 1/2 inch iron pin at a point of curve; thence continuing along said North right of way line on a curve to the left having a central angle of 25 degrees 05’ 08”, a radius of 795.00 feet, an arc distance of 348.07 feet, and a chord bearing and distance of North 76 degrees 45’ 50” East, 345.30 feet to a point of compound curve; thence continuing along said right of way line in a Northeasterly to Northwesterly direction, on a curve to the left having a central angle of 88 degrees 50’ 00”, a radius of 625.00 feet, an arc distance of 969.02 feet, and a chord bearing and distance of North 19 degrees 48’ 19” East, 874.84 feet to a point of reverse curve; thence continue on the Westerly right of way line of said South Hospital Drive in a Northwesterly direction on a curve to the right having a central angle of 16 degrees 15’ 00”, a radius of 1065.00 feet, an arc distance of 302.05 feet, and a chord bearing and distance of North 16 degrees 29’ 13” West, 301.04 feet to a concrete monument on the South right of way line of Missouri State Route “F”, thence South 81 degrees 38’ 16” West along said right of way line, 135.00 feet to a 1/2 inch iron pin at a point of curve; thence continue along said right of way line on a curve to the right having a central angle of 17 degrees 07’ 09”, a radius of 1562.69 feet, an arc distance of 466.91 feet, and a chord bearing and distance of North 81 degrees 18’ 24” West, 465.17 feet to a 1/2 inch iron pin; thence leaving said right of way line South 20 degrees 28’ 53” West, 152.75 feet to a 1/2 inch iron pin; thence North 89 degrees 58’ 07” West, 57.31 feet to a 1/2 inch iron pin at the Northwest corner of said Lot 1; thence South 0 degrees 15’ 35” West, along the West line of said Lot 1, 1076.28 feet to the True Point of Beginning,

EXCEPT THEREFROM a tract of land being a part of Lot 1 of the corrected plat of Westminster College Subdivision #1, a subdivision filed for public record in Plat Book 8, Page 12, of Callaway County Land Records, located in Section 18, Township 47 North, Range 9 West, Callaway County, Missouri, described as follows:

Commencing at a point on the northern right of way line of South Hospital Drive, 50 feet wide, said point being on the South boundary line of said Lot 1, said point bears North 89 degrees 18 minutes 24 seconds East, 39.17 feet from the Southwest corner of said Lot 1; thence leaving said right of way line along the projection of the southeast wall of the existing Hospital North 49 degrees 45 minutes 02 seconds east, 582.58 feet to the corner of the existing wall; thence South 12 degrees 32 minutes 32 seconds East, 32.76 feet to the True Point of Beginning; thence South 40 degrees 14 minutes 58 seconds East, 32.87 feet to a point; thence South 49 degrees 45 minutes 02 seconds West, 39.33 feet to a point; thence North 40 degrees 14 minutes 58 seconds West, 32.87 feet to a point; thence North 49 degrees 45 minutes 02 seconds East, 39.33 feet to the True Point of Beginning.

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$4,000,000.00 Promissory Note